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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) - APRIL 11, 2001
                                                   --------------


                                    AMERICORP
                                    ---------
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                   033-18392                 77-0164985
      ----------                   ---------                 ----------
(Name or other jurisdiction       (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)



   304 EAST MAIN STREET, VENTURA, CA                            93001
   ---------------------------------                            -----
(Address of principal executive office)                       (Zip Code)


(Registrants' telephone number, including area code) -- (805) 658-6633
                                                        --------------



                  ---------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5.  OTHER EVENTS

         On April 9, 2001, Americorp, parent company of American Commercial Bank, and Mid-State Bancshares, parent company of Mid-State Bank, announced the signing of an Agreement to Merge and Plan of Reorganization (the "Agreement") dated April 9, 2001, attached hereto as EXHIBIT "2," pursuant to which Mid-State Bancshares will acquire Americorp and American Commercial Bank. Upon consummation of the transaction, Mid-State Bancshares will become the surviving corporation, and Mid-State Bank will become the surviving bank. Consummation of the Agreement is subject to a number of conditions, including, but not limited to, the approval of the Agreement by the shareholders of Americorp and the receipt of requisite regulatory approvals

         The Agreement provides that the outstanding shares of Americorp common stock will be exchanged for shares of common stock of Mid-State Bancshares. The ratio of the exchange is based upon the value of $28.75 for each share of Americorp, subject to possible adjustments based upon changes in the price of Mid-State Bancshares stock preceding the effective date of the transaction.

         Concurrently with the execution and delivery of the Agreement, the directors of Americorp entered into a form of agreement with Mid-State Bancshares pursuant to which among other things, such persons agreed to vote their shares of Americorp common stock in favor of approval of the Agreement. A copy of the form of letter agreement is attached as an Exhibit to the Agreement.

         In connection with the Agreement, Mid-State Bancshares and Americorp entered into a Stock Option Agreement, set forth as EXHIBIT "10" hereto, dated as of April 9, 2001, pursuant to which Americorp granted Mid-State Bancshares an option to purchase up to 417,688 shares of Americorp's common stock (subject to adjustment as set forth therein), which represents 19.9% of Americorp's outstanding shares of common stock, at a purchase price of $17.00 per share (subject to adjustment as set forth therein). The option will become exercisable upon the occurrence of certain events, as specified in the Stock Option Agreement, none of which has occurred as of the date hereof.

         A copy of the press release in connection with the announcement is attached hereto as EXHIBIT "99(1)" and is incorporated by reference herein in its entirety.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (c)  Exhibits.

              2         Agreement to Merge and Plan of Reorganization
              10        Stock Option Agreement
              99(1)     Press Release.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICORP


Dated:  April 11, 2001                      By: /s/ Gerald J. Lukiewski
                                                --------------------------------
                                                Gerald J. Lukiewski
                                                President


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